Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RMR Industrials, Inc. (the “Registrant”) on Form 10-K for the period ending September 30, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregory Dangler, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 28, 2015	By: /s/ Gregory Dangler
Gregory Dangler President and Chief Financial Officer (Principal Financial Officer Principal Accounting Officer)